SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 10, 2002


                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)


          Missouri                   1-14756                     43-1723446
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of Incorporation)            File Number)              Identification No.)


                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code - (314) 621-3222


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

     1. Reference is made to Note 7 - CILCORP Acquisition to the "Notes to Consolidated Financial Statements (Unaudited)" in the Registrant's Form 10-Q for the quarterly period ended September 30, 2002. The transaction remains subject to the approval of the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act of 1935, clearance from the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The Registrant has received the necessary consents and approvals from the Illinois Commerce Commission, the Federal Energy Regulatory Commission and the Federal Communications Commission.

     The Registrant cannot be certain that it will obtain the required approval of the SEC, that it will receive the necessary clearance from the Department of Justice or that the other closing conditions will be satisfied and cannot predict what terms and conditions, if any, may be imposed by these authorities.

     2. Reference is made to Note 8 - Subsequent Event to the "Notes to Consolidated Financial Statements (Unaudited)" in the Registrant's Form 10-Q for the quarterly period ended September 30, 2002. The voluntary retirement program was offered to approximately 1,000 of the Registrant's 7,400 employees. Eligible employees had until December 20, 2002 to accept or decline the voluntary retirement program. Based on the number of acceptances (approximately 550 employees), the Registrant incurred a one-time, after-tax charge to earnings in the fourth quarter of 2002 of approximately $50 million related to the voluntary retirement program.

     3. Reference is made to Note 1 - Summary of Significant Accounting Policies
- Employee Benefit Plans to the "Notes to Consolidated Financial Statements (Unaudited)" in the Registrant's Form 10-Q for the quarterly period ended September 30, 2002. During 2002, the Registrant made cash contributions totaling $30 million to its defined benefit retirement plans. In addition, at December 31, 2002, the Registrant expects to record a minimum pension liability of approximately $100 million after taxes which will result in a charge to other comprehensive income in stockholders' equity. This charge will result in less than a one percent change in the Registrant's debt to total capitalization ratio. Based on the performance of the assets of the defined benefit retirement plans through December 31, 2002, the Registrant expects to be required under the Employee Retirement Income Security Act of 1974 to fund $150 million to $175 million annually in 2005, 2006 and 2007 in order to maintain minimum funding levels. These amounts are estimates and may change based on actual stock market performance, changes in interest rates, and any changes in government regulations. The increasing costs and funding requirements associated with the Registrant's defined benefit retirement plans and other employee benefits may adversely affect its results of operations, liquidity and financial condition.

     4. Reference is made to Item 2 - Properties in Part I of the Registrant's Form 10-K for the fiscal year ended December 31, 2001. In December 2002, the Registrant announced that it was temporarily suspending operations of certain units at AmerenEnergy Generating Company's Meredosia, Illinois plant, representing 126 megawatts of 1940s-era generating capacity, and permanently retiring 343 megawatts of 1940s-era regulated generating capacity at Union Electric Company's (operating as AmerenUE) Venice, Illinois plant. These capacity reductions and related severance and contract termination charges


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resulted in an after-tax charge to earnings of approximately $10 million in the fourth quarter of 2002.

     5. Reference is made to Note 2 - Rate and Regulatory Matters - Federal - Electric Transmission to the "Notes to Consolidated Financial Statements (Unaudited)" in the Registrant's Form 10-Q for the quarterly period ended September 30, 2002. The compliance filing to facilitate the formation and operation of GridAmerica LLC (GridAmerica) as an independent transmission company within the Midwest Independent System Operator (Midwest ISO), as contemplated in the July 31, 2002 order of the Federal Energy Regulatory Commission (FERC), was submitted to the FERC on November 1, 2002 and was conditionally accepted in a FERC order issued December 19, 2002. The November 1, 2002 filing stated that GridAmerica is scheduled to become operational in April 2003.

     Until the reliability and rate-barrier issues are resolved as ordered by the FERC, and the tariffs and other material terms of the Registrant's participation in GridAmerica, and GridAmerica's participation in the Midwest ISO, are finalized and approved by the FERC, the Registrant cannot predict the impact that on-going regional transmission organization (RTO) developments will have on the Registrant's financial condition, results of operation or liquidity.

     On November 15, 2002, the Registrant filed, with the FERC, its initial comments on the standard market design notice of proposed rulemaking (NOPR) issued by the FERC on July 31, 2002. The Registrant expressed its concern with the potential impact of the proposed rules in their current form on the cost and reliability of service to retail customers. The Registrant also proposed that certain modifications be made to the proposed rules in order to protect transmission owners from the possibility of trapped transmission costs that might not be recoverable from ratepayers as a result of inconsistent regulatory policies. Until the FERC issues a final rule, the Registrant cannot predict the ultimate impact of the NOPR on the Registrant's future financial position, results of operations or liquidity.

     6. Reference is made to Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - "Liquidity and Capital Resources
- Financing" in the Registrant's Form 10-Q for the quarterly period ended September 30, 2002. The Registrant relies on access to short-term and long-term capital markets as a significant source of liquidity for capital requirements not satisfied by the Registrant's operating cash flows. The inability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, could negatively impact the Registrant's ability to maintain and grow its businesses. Based on the Registrant's current credit ratings, it believes that it will continue to have access to the capital markets. However, events beyond the Registrant's control may create uncertainty in the capital markets such that its cost of capital would increase or its ability to access the capital markets would be adversely affected.

     On January 14, 2003, the Registrant entered into an underwriting agreement to sell 5,500,000 shares of its common stock at an initial price to the public of $40.50 per share. In connection therewith, the Company granted the underwriters an option to purchase up to an additional 825,000 shares of common stock. The offering is expected to close on January 21, 2003. The Registrant expects to use the net proceeds from the issuance of the common stock to provide


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a portion of the funds required to pay the cash portion of the purchase price for the Registrant's acquisition of CILCORP and for general corporate purposes.

     7. Reference is made to Note 11 - Commitment and Contingencies to the "Notes to Consolidated Financial Statements" in the Registrant's Form 10-K for the fiscal year ended December 31, 2001. Certain of the Registrant's employees are represented by the International Brotherhood of Electrical Workers (IBEW) and the International Union of Operating Engineers (IUOE). These employees comprise approximately 63% of the Registrant's workforce. Labor agreements covering 7% of the employees were renewed for terms expiring in 2005. Labor agreements covering most of the remaining 93% of the employees represented by the IBEW and IUOE will expire in the second quarter of 2003. Negotiations with regard to the continuation of these contracts have not yet commenced. The Registrant cannot predict what issues may be raised by the collective bargaining units and, if raised, whether negotiations concerning such issues will be successfully concluded.


SAFE HARBOR STATEMENT

     Statements made in this report which are not based on historical facts are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this report and in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, and in subsequent securities filings, could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

     o the effects of the stipulation and agreement relating to the AmerenUE Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policy;
     o changes in laws and other governmental actions, including monetary and fiscal policies;
     o the impact on us of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;
     o the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels;
     o the effects of participation in a FERC approved RTO, including activities associated with the Midwest ISO;
     o availability and future market prices for fuel and purchased power, electricity and natural gas, including the use of financial and derivative instruments and volatility of changes in market prices;


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     o    average rates for electricity in the Midwest;
     o    business and economic conditions;
     o the impact of the adoption of new accounting standards on the application of appropriate technical accounting rules and guidance;
     o    interest rates and the availability of capital;
     o    actions of rating agencies and the effects of such actions;
     o    weather conditions;
     o    generation plant construction, installation and performance;
     o the effects of strategic initiatives, including acquisitions and divestitures;
     o    operation of nuclear power facilities and decommissioning costs;
     o the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;
     o future wages and employee benefits costs, including changes in returns of benefit plan assets;
     o disruptions of the capital markets or other events making our access to necessary capital more difficult or costly;
     o competition from other generating facilities including new facilities that may be developed in the future;
     o delays in receipt of regulatory approvals for the acquisition of CILCORP or unexpected adverse conditions or terms of those approvals;
     o difficulties in integrating CILCO with the Registrant's other businesses;
     o changes in the coal markets, environmental laws or regulations or other factors adversely impacting synergy assumptions in connection with the CILCORP acquisition;
     o cost and availability of transmission capacity for the energy generated by our generating facilities or required to satisfy energy sales made by the Registrant; and
     o    legal and administrative proceedings.

     Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMEREN CORPORATION
                                            (Registrant)


                                         By  /s/ Martin J. Lyons
                                           ---------------------------------
                                         Name:   Martin J. Lyons
                                         Title:  Controller
                                         (Principal Accounting Officer)


Dated: January 15, 2003


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